Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Sono-Tek Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1-Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.01 par value per share, issuable pursuant to the exercise of outstanding options granted under the Registrant's 2023 Stock Incentive Plan	Rule 457(c) and Rule 457(h)	219,558(2)	$4.36(3)	$957,273	0.00015310	$146.56

Equity	Common stock, $0.01 par value per share, reserved for future issuance under the Registrant's 2023 Stock Incentive Plan	Rule 457(c) and Rule 457(h)	2,280,442(4)	$4.295(5)	$9,794,498	0.00015310	$1,499.54

Total Offering Amounts					$10,751,771		$1,646.10
Total Fee Offsets(6)							$ -
Net Fee Due							$1,646.10

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of Sono-Tek Corporation's (the "Registrant") common stock that become issuable under the Registrant's 2023 Stock Incentive Plan (the "2023 Plan") by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of common stock.

(2)	Represents shares of common stock issuable upon the exercise of stock options granted under the 2023 Plan.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $4.36, which is the weighted-average exercise price for stock options outstanding under the 2023 Plan as of the date of this Registration Statement.

(4)	Represents 2,280,442 shares of common stock reserved for future issuance under the 2023 Plan.

(5)	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) and (h) of the Securities Act on the basis of the average of the high and low sales price per share of common stock on October 14, 2024, as reported on the Nasdaq Capital Market.

(6)	The Registrant does not have any fee offsets.